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                                                                   EXHIBIT 23.5





        We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Joint Proxy Statement/Prospectus referred to below, under the caption "The Merger -- Opinions of FirstFed's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix IV to, the Joint Proxy Statement/Prospectus of Charter One Financial, Inc. and FirstFed Michigan Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Charter One Financial, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   SALOMON BROTHERS INC



                                   By /s/ David W. Levy
                                      ------------------------
                                          Managing Director





New York, New York
September 19, 1995